Franklin Credit Holdings Corporation 8-K

Exhibit 10.2

AMENDMENT NO. 5 TO
AMENDED AND RESTATED CREDIT AGREEMENT (LICENSING)

THIS AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT (LICENSING) (this "Amendment") is entered into as of June __, 2012 (the "Amendment Effective Date"), by and among FRANKLIN CREDIT MANAGEMENT CORPORATION, a Delaware Corporation ("FCMC"), and FRANKLIN CREDIT HOLDING CORPORATION, a Delaware corporation ("FCHC" and together with FCMC, each, a "Borrower" and collectively, the "Borrowers"), THE FINANCIAL INSTITUTIONS PARTY HERETO AS LENDERS (each, a "Lender" and collectively, the "Lenders"), THE HUNTINGTON NATIONAL BANK, a national banking association ("Huntington"), as administrative agent (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent") for the benefit of the Lenders and the Issuing Bank (as defined in the Credit Agreement (Licensing) referred to below).  This Amendment further amends and modifies a certain Amended and Restated Credit Agreement (Licensing) dated as of March 31, 2009, as amended, supplemented, restated or otherwise modified from time to time prior to the date hereof, including a certain Amendment No. 1 to Amended and Restated Credit Agreement (Licensing) dated March 26, 2010, a certain Amendment No. 2 to Amended and Restated Credit Agreement (Licensing) dated July 20, 2010, a certain Amendment No. 3 to Amended and Restated Credit Agreement (Licensing) dated September 22, 2010, and a certain Amendment No. 4 to Amended and Restated Credit Agreement (Licensing) dated May 23, 2011 (as so amended, the "Credit Agreement (Licensing)"), by and among Borrowers, the Lenders, the Administrative Agent and Issuing Bank.  Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement (Licensing).

RECITALS:

A.           As of March 31, 2009, the Borrowers, the Lenders, the Administrative Agent and Issuing Bank executed the Credit Agreement (Licensing) setting forth the terms of certain extensions of credit to the Borrower;

B.           As of March 31, 2009, Borrowers executed and delivered to the Administrative Agent, inter alia, a Revolving Promissory Note (Licensing) in the original principal sum of $2,000,000, which maximum principal sum was thereafter reduced to $1,000,000;

C.           As of March 31, 2009, and at various other times, Borrowers executed and delivered to the Administrative Agent, inter alia, one or more Applications and Agreements for Letters of Credit in connection with Issuing Bank's issuance of Letters of Credit for the account of one or more of the Borrowers;

D.           Pursuant to a certain Amendment No. 3 to Amended and Restated Credit Agreement (Licensing) dated September 22, 2010, subject to acceptance of the terms of the Restructuring to be proposed by FCHC to the Administrative Agent, the Issuing Bank and the Lenders consented to, inter alia, the Restructuring;

E.           As of March 23, 2012, (i) FCHC publicly announced its intention to file a voluntary petition for relief under the Bankruptcy Code (the "FCHC Bankruptcy Filing"), and admitted its inability to pay its debts as such debts became due, each of which results in a Default under Section 8.01(f) of the Credit Agreement (Licensing), (ii) FCHC publicly announced that it would liquidate its assets, which upon the commencement of such liquidation will cause a Default of Section 7.04 of the Credit Agreement (Licensing), (iii) the FCHC Bankruptcy Filing and such announcements will constitute a Default under Section 7.14 of the Credit Agreement (Licensing), and (iv) the Pledge Defaults (defined below) will result in a Default under the Borrowers' agreements to perform or observe the terms of any Loan Document under Section 8.01(d) of the Credit Agreement (Licensing) (collectively, the "Acknowledged Defaults");

F.           FCHC has further notified the Administrative Agent that promptly after the Amendment Effective Date, it will file the FCHC Bankruptcy Filing, which when filed will cause an Event of Default under Section 8.01(g) of the Credit Agreement (Licensing) (the "Acknowledged Event of Default");

G.           An Event of Default has occurred under the Legacy Loans Credit Agreement by reason of the failure of the borrowers thereunder to pay in full the amounts due upon maturity on March 31, 2012, and the FCHC Bankruptcy Filing will further result in an Event of Default under the Legacy Loans Credit Agreement, each of which will constitute a "Default" under Section 5.1(a) of a certain Investment Property Security Agreement dated March 31, 2009 (the "Pledge Agreement") among FCMC, the Administrative Agent, and the Legacy Administrative Agent (collectively the "Pledge Defaults");

H.           In connection with the FCHC Bankruptcy Filing, the Borrowers have requested that the Administrative Agent, the Issuing Bank and the Lenders (i) extend the maturity of the Revolving Loan Commitment and the Letter of Credit Commitment, and (ii) waive the Acknowledged Defaults and the Acknowledged Event of Default and (iii) forbear, pursuant to the terms hereof, from exercising their rights and remedies resulting from the Pledge Defaults, and the Administrative Agent, the Lenders and the Issuing Bank, are willing to do so upon the terms and subject to the conditions contained herein; and

I.           Pursuant to Section 10.04, "Amendments," of the Credit Agreement (Licensing), the amendments requested by the Borrowers herein must be contained in a written agreement signed by each Borrower, the Administrative Agent and the Required Lenders.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:

1. The definition of "Termination Date" set forth in Section 1.01, "Certain Defined Terms," of the Credit Agreement (Licensing) is hereby amended to recite as follows:

"Termination Date" shall mean (i) in respect of the Revolving Loan and the Revolving Loan Commitment and the Letters of Credit and the Letter of Credit Commitment, March 31, 2013, or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law, and (ii) in respect of the Draw Loan and the Draw Loan Commitment May 31, 2010, which Draw Loan and Draw Commitment have expired and are of no force and effect.

2. Sub-Clause (iii) of clause (b), "Revolving Loan Advances", of Section 2.01, "Advances", of the Credit Agreement (Licensing) is hereby amended to recite in its entirety as follows:

(iii)           The net proceeds of the Revolving Loan shall be used solely to (A) assure that all state licensing requirements of FCMC are met and (B) to pay Approved Expenses of FCMC.

3. Section 2.08, "Purpose of Advances", of the Credit Agreement (Licensing) is hereby amended to recite in its entirety as follows:

Section 2.08   Purpose of Advances.  Letters of Credit and Revolving Loan Advances shall be used solely to (A) assure that all state licensing requirements of FCMC are met and (B) to pay Approved Expenses of FCMC.

4. Waiver.  The Administrative Agent and the Required Lenders hereby waive the Acknowledged Defaults and the Acknowledged Event of Default.

5. Forbearance.                      The Administrative Agent, the Lenders and the Issuing Bank agree in favor of FCMC that they shall refrain from taking any action to foreclose or recover the "Collateral" (as defined in the Pledge Agreement) or otherwise initiate collection proceedings against FCMC with respect to the Pledge Defaults from the date hereof through and including the earlier of (i) March 31, 2013, or (ii) the occurrence of an Event of Default under the Credit Agreement (Licensing) (other than resulting from an Acknowledged Default, the Acknowledged Event of Default or a Pledge Default) (the “Forbearance Period”).  FCMC acknowledges and agrees that, notwithstanding the foregoing, (a) each of the Administrative Agent, the Lenders and the Issuing Bank reserves the right to enforce each and every term of the Pledge Agreement (other than remedies resulting from a Pledge Default during the Forbearance Period), and is under no duty or obligation of any kind or any nature to grant FCMC any additional period of forbearance beyond the Forbearance Period; (b) each action of the Administrative Agent, the Lenders and the Issuing Bank in entering into this Agreement shall not be construed as a waiver or relinquishment of, or estoppel to assert, any of Administrative Agent's rights under the Pledge Agreement or applicable law; and (c) each action of the Administrative Agent, the Lenders and the Issuing Bank in entering into this Agreement is without prejudice to the right of the Administrative Agent, the Lenders and the Issuing Bank to pursue any and all remedies available to any of them upon expiration of the Forbearance Period or immediately upon the occurrence of an Event of Default under the Credit Agreement (Licensing) or a "Default" under the Pledge Agreement (other than a Pledge Default).

6. Conditions of Effectiveness.  This Amendment shall become effective as of the Amendment Effective Date, upon satisfaction of all of the following conditions precedent:

(a)           The Administrative Agent shall have received execution and delivery of, by all parties signatory hereto, originals, or completion as the case may be, to the satisfaction of the Administrative Agent and its counsel, of three duly executed originals of this Amendment;

(b)           The Administrative Agent shall have received satisfactory evidence that all corporate and other proceedings that are necessary in connection with this Amendment have been taken to the satisfaction of the Administrative Agent and its counsel, and the Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Administrative Agent may request;

(c)            The Administrative Agent (for the benefit of the Lenders) shall have received a fee in respect of this Amendment in the amount of $10,000, which fee shall be earned in full as of the Amendment Effective Date and shall be non-refundable;

(d)           The Borrowers shall have paid all of the Administrative Agent's costs and expenses incurred up to the date of this Amendment; and

(e)           The representations contained in the immediately following paragraph shall be true and accurate.

7. Representations and Warranties.  Each Borrower represents and warrants to the Administrative Agent and each Lender as follows: (a) after giving effect to this Amendment, each representation and warranty made by or on behalf of such Borrower in the Credit Agreement (Licensing) and in any other Loan Document is true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to a date prior hereto; (b) the execution, delivery and performance by each Borrower of this Amendment and each other Loan Document have been duly authorized by all requisite corporate or organizational action on the part of such Borrower and will not violate any Requirement of Law applicable to such Borrower; (c) this Amendment has been duly executed and delivered by each Borrower, and each of this Amendment, the Credit Agreement (Licensing) and each other Loan Document as amended hereby constitutes the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with the terms thereof; and (d) after giving effect to this Amendment, no event has occurred and is continuing, and no condition exists, which would constitute an Event of Default or a Default (other than a Pledge Default).

8. Ratification and Reaffirmation.  The Borrowers agree (i) that all the obligations, indebtedness and liabilities of the Borrowers to the Administrative Agent and the Lenders under the Credit Agreement (Licensing) are the valid and binding obligations of the Borrowers; (ii) that the obligations, indebtedness and liabilities of the Borrowers evidenced by each Note executed and delivered by the Borrowers are valid and binding without any present right of offset, claim, defense or recoupment of any kind and are hereby ratified and confirmed in all respects; and (iii) that the Liens and security interests granted to the Administrative Agent with respect to the Obligations as security for all obligations and liabilities of the Borrowers under the Credit Agreement (Licensing), each Application and Agreement for Letter of Credit and the Revolving Loan Note are valid and binding and are hereby ratified and confirmed in all respects.

9. Reference to and Effect on the Loan Documents.  (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement (Licensing) to "Amended and Restated Credit Agreement," "Credit Agreement," "Agreement," the prefix "herein," "hereof," or words of similar import, and each reference in the Loan Documents to the Credit Agreement (Licensing), shall mean and be a reference to the Credit Agreement (Licensing) as amended hereby.  (b) Except to the extent amended or modified hereby, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement (Licensing) and the other Loan Documents shall remain as written originally and in full force and effect in accordance with their respective terms and are hereby ratified and confirmed, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Administrative Agent may have hereunder or thereunder.  Nothing in this Amendment shall constitute a novation.  The amendments set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of the Administrative Agent's or any Lender's rights under, or of any other term or provisions of, the Credit Agreement (Licensing) or any other Loan Document, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of the Borrowers which would require the consent of the Lender.

10. Waiver and Release of All Claims and Defenses.  Each Borrower hereby forever waives, relinquishes, discharges and releases all defenses and claims of every kind or nature, whether existing by virtue of state, federal, or local law, by agreement or otherwise, against the Administrative Agent, the

Issuing Bank and the Lenders, and all of their successors, assigns, directors, officers, shareholders, agents, employees and attorneys, the Obligations or the Collateral, whether previously or now existing or arising out of or related to any transaction or dealings between the Administrative Agent, the Issuing Bank, any Lender and any Borrower or any of them, which any Borrower may have or may have made at any time up through and including the date of this Amendment, including without limitation, any affirmative defenses, counterclaims, setoffs, deductions or recoupments, by any Borrower, and all of their representatives, successors, assigns, agents, employees, officers, directors and heirs.   "Claims" includes all debts, demands, actions, causes of action, suits, dues, sums of money, accounts, bonds, warranties, covenants, contracts, controversies, promises, agreements or obligations of any kind, type or description, and any other claim or demand of any nature whatsoever, whether known or unknown, accrued or unaccrued, disputed or undisputed, liquidated or contingent, in contract, tort, at law or in equity, any of them ever had, claimed to have, now has, or shall or may have.  Nothing contained in this Amendment prevents enforcement of this release.

11. No Waiver.  Nothing in this Amendment shall be construed to waive, modify, or cure any Default or Event of Default that exists or may exist under the Credit Agreement (Licensing) or any other Loan Document (other than the Acknowledged Defaults and the Acknowledged Event of Default).

12. Waiver of Right to Trial by Jury.  EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AMENDMENT OR ANY LOAN DOCUMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

13. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, and all of which together will constitute one and the same instrument.  Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof will constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.

14. Costs and Expenses.  Each Borrower agrees to pay on demand in accordance with the terms of the Credit Agreement (Licensing) all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of the Administrative Agent's counsel with respect thereto.

15. Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Ohio.

16. Headings.  Section headings in this Amendment are included herein for convenience of reference only and will not constitute a part of this Amendment for any other purpose.

17. Patriot Act Notice.  The Administrative Agent hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L.10756 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of each Borrower and other information that will allow the Administrative Agent to identify each Borrower in accordance with the Act.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Borrowers, the Administrative Agent, the Lenders and Issuing Bank have hereunto set their hands as of the date first set forth above.

BORROWERS:

FRANKLIN CREDIT MANAGEMENT CORPORATION

By:	/s/ Kevin P. Gildea
Name:	Kevin P. Gildea
Title:	EVP, Chief Legal Officer

FRANKLIN CREDIT MANAGEMENT CORPORATION

By:	/s/ Kevin P. Gildea
Name:	Kevin P. Gildea
Title:	EVP, Chief Legal Officer

ADMINISTRATIVE AGENT AND ISSUING BANK:

THE HUNTINGTON NATIONAL BANK

By:	/s/ David L. Abshier
Name:	David L. Abshier
Title:	Senior Vice President

LENDER AND RISK PARTICIPANT:

HUNTINGTON FINANCE, LLC

By:	/s/ Donald R. Kimble
Name:	Donald R. Kimble
President

Signature Page to  Amendment No. 5 to Amended and Restated Credit Agreement (Licensing)